Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Liberty Puerto Rico 401(k) Savings Plan
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-189223) of Liberty Global plc of our report dated June 28, 2017, relating to the financial statements and supplemental schedules of Liberty Puerto Rico 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ Anton Collins Mitchell LLP
Denver, Colorado
June 28, 2017